SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 3, 2016 (August 1, 2016)

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 1, 2016, Ionis Pharmaceuticals, Inc. and Biogen, Inc. announced that nusinersen, their investigational treatment for spinal muscular atrophy (SMA), met the primary endpoint pre-specified for the interim analysis of ENDEAR, the Phase 3 trial evaluating nusinersen in infantile-onset (consistent with Type 1) SMA. The analysis found that infants receiving nusinersen experienced a statistically significant improvement in the achievement of motor milestones compared to those who did not receive treatment. Nusinersen demonstrated an acceptable safety profile in the trial. As a result of these findings, Biogen has exercised its option to develop and commercialize nusinersen globally and paid Ionis a $75 million license fee.

Ionis and Biogen filed a press release describing these developments.  A copy of this press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: August 1, 2016	By:	/s/ B. Lynne Parshall
B. Lynne Parshall
Chief Operating Officer and Director

INDEX TO EXHIBITS

99.1	Press Release dated August 1, 2016.